Exhibit 10.1

Acquisition Agreement

This Acquisition Agreement dated as of May 1, 2014 (this “Agreement”) is by and between Joey New York Inc. (formerly Pronto Corp., Inc.) a Nevada company (“JOEY”) located at 909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2, RAR Beauty, LLC. (“RAR”) a Florida Limited Liability Company, Joey Chancis, an individual and Member of RAR (“JC”), Richard Roer, an individual and member of RAR (“RR”), Richard Chancis, an individual (“RC”) and Svetlana Goffman (“SG”), an individual residing in Toronto, Ontario, Canada .   RAR, JOEY, JC, RR, RC and SG are collectively referred to herein as the “Parties”.

WHEREAS, the respective Boards of Directors, Members and Individuals of each of JOEY, RAR and SG have approved the acquisition of 100% of the ownership interest in RAR by JOEY upon the terms, and subject to the conditions, set forth in this Agreement (the “Acquisition”); and

WHEREAS, SG agrees to sell all equity interest in JOEY held by SG to JC, RR and RC. The members of RAR have agreed to purchase all equity interest in JOEY held by SG; and

WHEREAS, RAR, Joey, JC, RR, RC and SG desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, The respective Board of Director, Members and Individuals of each of JOEY, RAR and SG deem it advisable and in their best interests that the members of RAR acquire all equity interest in JOEY held by SG, and JOEY acquire 100% of the ownership interest of RAR, in accordance with the terms and conditions of this Agreement.

1.	Pre-Closing Actions of JOEY. Either prior to or immediately upon execution of this Agreement and prior to any Closing as set forth herein, JOEY shall undertake the following actions:

(a) The Board of Directors of JOEY shall unanimously approve and deliver to a mutually agreed escrow agent ("Escrow") resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be four members; and (c) electing two persons designated by RAR and one person designated by SG to the Board of Directors.

(b) JOEY shall prepare and deliver to counsel for RAR for review a Form 8-K filing which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date (defined below)

(c) JOEY shall either complete a full dilution of all issued and outstanding notes, convertible debentures, warrants and/or options of its common stock or cancel or cause to be cancelled all those not exercised into shares of its common stock such that at Closing there shall be a total of approximately 69,000,000 shares of common stock issued and outstanding.

(e) JOEY will deliver letters of resignation of JOEY’s current officers to be effective at the Closing Date;

(f) JOEY shall execute a promissory note payable to SG in the amount of Fifteen Thousand Six Hundred US dollars ($15,600) with a total term not to exceed (60) days from the Closing Date bearing an interest rate of five percent (5%) per year.

(g) JOEY shall execute promissory notes payable to the members of RAR Beauty LLC totaling Three Million US dollars ($3,000,000) with a total term not to exceed two (2) years from the Closing Date bearing an interest rate of five percent (5%) per year. Two notes shall be issued in the amount $1,500,000 each. One payable to Joey Chancis and one payable to Richard Roer.

(h) JOEY acknowledges that RAR has debt exceeding six hundred thousand dollars ($600,000) due and payable to the members of RAR that shall remain due and payable the after the Closing Date. Specifically, as of March 27, 2014, $421,032 due Richard Roer and $196,395 due Joey Chancis.

(f) JOEY shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

2. Pre-Closing Actions of RAR.  Immediately upon execution of this Agreement and prior to the Closing as set forth herein, RAR shall undertake the following actions:

(a) RAR shall cause its Members to execute and deliver resolutions approving the Transactions set forth herein.

(b) RAR shall deliver Escrow transfer of membership equity interest documentation that represents 100% of the equity ownership of RAR, for delivery to JOEY at Closing (the "Escrowed RAR Equity").

(c) RAR shall complete and deliver to JOEY a complete audit of its financial statements, including any interim or other financial statements required for inclusion in the Form 8-K filing to be completed at Closing, (the “RAR Financial Statements”).

(d) RAR shall cooperate with its reasonable best efforts to assist JOEY to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

3. Pre-Closing Actions of JC, RR, RC and SG.  Immediately upon execution of this Agreement and prior to the Closing as set forth herein, JC, RR and SG shall undertake the following actions:

(a) JC shall deliver to Escrow a share purchase agreement and the sum of $ 1,740 for the purchase of 22,500,000 Common shares of JOEY owned by SG.

(b) RR shall deliver to Escrow a share purchase agreement and the sum of $ 1,740 for the purchase of 22,500,000 Common shares of JOEY owned by SG.

(c) RC shall deliver to Escrow a share purchase agreement and the sum of $ 520 for the purchase of 7,000,000 Common shares of JOEY owned by SG.

(d) SG shall deliver to Escrow 52,000,000 common shares of JOEY owned by SG (“Escrowed JOEY Shares”) with stock power medallion guaranteed and instructions to the transfer agent to transfer 22,500,000 common shares to JC and 22,500,000 common shares to RR and 7,000,000 common shares to RC pursuant to the terms of the stock purchase agreements. JC, RR and RC acknowledge that SG was issued the 52,000,000 common shares in 2012 for $2,600.

4. Conditions to Closing.  The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

(a) the representations and warranties of RAR as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of RAR shall have occurred;

(b) the representations and warranties of JOEY as set forth in Section 8 herein shall remain accurate as of the Closing Date and no material adverse change in the business of JOEY shall have occurred;

(c) the representations and warranties of SG as set forth in Section 9 herein shall remain accurate as of the Closing Date.

(d) all the documents necessary to be filed with local, state and federal authorities are prepared and executed by the parties as required.

(e) all pre-closing requirements of the parties have been completed and confirmed by Escrow.

(f) JOEY shall retain its good standing as a publicly company is quoted on the OTCBB under the symbol "JOEY".

5. At the Closing.
(a) At the Closing, Escrow shall release the letters of resignation and the JOEY Board Resolutions effectuating the election of three new members of the Board of Directors.

(b) At the Closing, Escrow shall deliver 52,000,000 Common shares of JOEY owned by SG to the transfer agent with instructions and all other required documentation to complete the transfer and sale to JC, RR and RC.  Escrow shall subsequently confirm the transfer agent has received all required documentation to complete the transfer and is issuing certificates to JC, RR and RC then Escrow will release the $4,000 purchase amount in escrow from JC, RR and RC.

(c) At the Closing, Escrow shall deliver the Escrowed promissory notes from JOEY to JC, RR and SG.

(d) At the Closing, the existing officers of JOEY shall resign and be replaced by officers appointed by the Board of Directors.

(e) At the Closing, Escrow shall deliver the Escrowed RAR Equity to JOEY.

(f) Immediately subsequent to the Closing as required by applicable regulations, the combined entities will file the Form 8-K required for the transactions contemplated by this Agreement.

6. Timing of Closing.  The Closing is anticipated to occur within 15 days of this Agreement, but shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent.  The Closing Date shall occur as soon as possible after the execution of this Agreement, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred.  In the event the Closing does not occur on or before [May] 25, 2014, (i) the Escrow Agent shall return the Escrowed JOEY Shares to SG (ii) the Escrow Agent shall return the Escrowed Share purchase price to the RAR Members, (iii) the Escrow Agent shall return the Escrowed RAR 100% membership interest the RAR Members.

7. Representations of RAR.  RAR represents and warrants as follows:

(a) Ownership of RAR.  As of the Closing Date, JOEY will become the record and beneficial owner of the Escrowed RAR Equity.  The Escrowed RAR Equity will be free from claims, liens or other encumbrances. The Escrowed RAR Equity shall reflect 100% of the ownership equity of RAR.

(b) Fully paid and Non-assessable.  The Escrowed RAR Equity constitutes duly and validly issued ownership interests of RAR, and are fully paid and non-assessable, and RAR further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c) Organization of RAR; Authorization.  RAR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary entity action and this Agreement constitutes a valid and binding obligation of RAR; enforceable against it in accordance with its terms.  RAR has no subsidiaries.

(d) Capitalization.  As of the Closing Date, RAR has only two Members JC and RR who own 100% of the equity interest in RAR.  All of the issued and outstanding equity of RAR is validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any securities or other agreements on the part of any RAR obligating such entity to issue any additional any ownership interest or any of its securities of any kind.

 (e) No Conflict as to RAR.  Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Escrowed RAR Shares will (a) violate any provision of the membership operating agreement or by-laws (or other governing instrument) of RAR or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of RAR under, any material agreement or commitment to which RAR is a party or by which its property or assets is bound, or to which any of the property or assets of RAR is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to RAR except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of RAR.

(f) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by RAR in connection with the execution, delivery and performance of this Agreement by RAR or the consummation of the sale of the Escrowed RAR Shares.

(g) Other Consents. No consent of any Person is required to be obtained by RAR to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed RAR Equity, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of RAR as a whole.

(h) Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving RAR which is likely to have a material adverse effect on the business or financial condition of RAR as a whole, or which questions or challenges the validity of this Agreement.  RAR is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of RAR as a whole.

(i) Absence of Certain Changes. Subsequent to the date of this agreement and at or prior to Closing RAR has not:
1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its Certificate of Organization or Operating Agreement, or other governing instruments;

3. other than the RAR Escrowed Equity, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10. sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

11. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(j) Compliance with Law. The operations of RAR have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of RAR as a whole.  RAR has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  RAR has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals.  All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(k) Title to Properties.  RAR owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the RAR Financial Statements.  All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the RAR Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of RAR as a whole and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The properties and assets of RAR include all rights, properties and other assets necessary to permit RAR to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

8. Representations of JOEY. JOEY for its respective rights and interests represents and warrants as follows:

(a) Organization; Authorization.  JOEY is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of JOEY and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms.  JOEY has no subsidiaries.

(b) Capitalization.  The authorized capital stock of JOEY consists of 1,500,000,000 shares of common stock, par value $0.001 per share, authorized.  As of the date of this Agreement, JOEY has 69,000,000 shares of common stock issued and outstanding.  As of the Closing Date, JOEY shall have no more than 69,000,000 shares of common stock outstanding.  No shares have otherwise been registered under state or federal securities laws.  As of the Closing Date, all of the issued and outstanding shares of common stock of JOEY are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of JOEY obligating any of JOEY to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement.  The Common Stock of JOEY is presently quoted on the over-the-counter bulletin board under the symbol “JOEY”.  JOEY is current in all of its required filings with the US Securities and Exchange Commission.

(c) No Conflict as to JOEY and Subsidiaries.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of JOEY or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of JOEY or any of its Subsidiaries under, any material agreement or commitment to which any of JOEY, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of JOEY or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to JOEY or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of  JOEY and its subsidiaries, taken as a whole.

(d) Consents and Approvals of Governmental Authorities. Except with respect to a Form 8-K filing with the US Securities and Exchange Commission, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by JOEY in connection with the execution, delivery and performance of this Agreement by JOEY or the consummation of the transactions contemplated herein.

(e) Other Consents. No consent of any Person is required to be obtained by JOEY to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of JOEY.

 (f) Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving JOEY or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of JOEY and any of its Subsidiaries, taken as whole, or which would require a payment by JOEY or its subsidiaries in excess of $10,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither JOEY nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of JOEY or any of its Subsidiaries, taken as a whole, or which would require a payment by JOEY or its Subsidiaries in excess of $10,000 in the aggregate.

(g) Absence of Certain Changes. Subsequent to the date of this agreement and at or prior to Closing neither JOEY nor any of its Subsidiaries has:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of  JOEY and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of  $2,000;

10. written down or been required to write down any inventory in an aggregate amount in excess of  $ 2,000;

11. entered into any collective bargaining or union contract or agreement; or

12. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of JOEY and their subsidiaries taken as a whole.

 (h) Compliance with Law. The operations of JOEY and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of JOEY and its Subsidiaries, taken as a whole, or which would not require a payment by JOEY or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither JOEY nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  JOEY and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

9. Representations of SG.  SG represents and warrants as follows:

(a) Ownership of Shares.  As of the Closing Date, JC, RR and RC will become the record and beneficial owner of the Escrowed JOEY Shares.  The Escrowed JOEY Shares will be free from claims, liens or other encumbrances. The Escrowed JOEY Shares shall reflect 100% of the ownership equity of RAR held by SG.

(b) Fully paid and Nonassessable.  The Escrowed JOEY Shares are validly issued, are fully paid and non-assessable, and SG further represents that she has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c) Other Consents. No consent of any Person is required to be obtained by SG to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed JOEY Shares.

(h) Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving the Escrowed Joey Shares.

10. Noncircumvention.  It is understood that in connection with the transactions contemplated hereby, RAR has been and will be seeking to find investors willing to provide loans and/or capital investments to finance business plans.  In connection therewith, JOEY will not, and it will cause its directors, officers, employees, agents and representatives not to attempt, directly or indirectly, (i) to contact any party introduced to it by RAR, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by RAR, without the express written permission of the introducing party and without having entered into a commission agreement with the introducing party.  Any violation of the covenant shall be deemed an attempt to circumvent RAR, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

11. No Solicitations.  From and after the date of this Agreement until the Closing Date or termination of this Agreement pursuant, neither JOEY nor RAR will nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

12. Notices.  Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to RAR Beauty, LLC or Joey Chancis or Richard Roer or Richard Chancis:
Trump Tower 1
16001 Collins Ave. #3202
Sunny Isles Beach, Florida 33160
Telephone:  305-948-9998

If to Escrow or Escrow Agent:           Lanham & Lanham, LLC
28562 Oso Parkway, Unit D
Rancho Santa Margarita, CA 92688
Telephone:  (949) 933-1964

If to Joey New York Inc. or Svetlana Gofman:
c/o Svetlana Gofman
909 Bay Street, Suite 812
Toronto, Ontario, Canada M5S 3G2
Telephone: (543) 513-7579

13. Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

14. Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

15. Counterparts.  This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

16. Confidential Information.  Each of Parties hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”).  Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other.  Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement.  Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

17. Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

18. Costs and Expenses.  Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party.  The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

19. Attorney’s Fees.  Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney’s Fees and Costs.

20. Finders.  The Parties represent and warrant that there are no finders or other parties which have represented any of the parties individually or collectively in whole or in part in connection with this transaction which may claim any compensation due related to the transactions contemplated in this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of:
Joey New York Inc.
a Nevada Corporation

By:  /s/ Svetiana Gofman
Svetiana Gofman, President/CEO

For and on behalf of:
RAR Beauty, LLC
a Florida Limited Liability Company

By:  /s/  Richard Roer     5/7/2014
Richard Roer, President

By: /s/ Joey Chancis       5-7-2014
Joey Chancis, CEO

For and on behalf of:
Joey Chancis
an individual

By: /s/  Joey Chancis     5-7-2014
Joey Chancis, an individual
For and on behalf of:
Richard Roer
An individual

By: /s/  Richard Roer  5/7/2014
Richard Roer, an individual

For and on behalf of:
Richard Chancis
An individual

By: /s/ Richard Chancis  5/7/2014
Richard Chancis, an individual

For and on behalf of:
Svetiana Gofman.
An individual

By: /s/  Svetiana Gofman
Svetiana Gofman, an individual